JENSEN, DUFFIN & DIBB
                             311 SOUTH STATE STREET
                                    SUITE 380
                           SALT LAKE CITY, UTAH 84111


JULIAN D. JENSEN, P.C.                                             TELEPHONE
DANIEL D. DUFFIN, P.C.                                           (801) 531-6600
BRUCE L. DIBB, P.C.                                              TELECOPIER
                                                                 (801) 531-3731

                                                          E-Mail jdcdj@aros.net



                                    March 21, 2003





Board of Directors
Prime Resource, Inc.
1245 East Brickyard Road
Brickyard Tower, Suite 590
Salt Lake City, UT   84106

         RE:      Opinion on Legality - Updated
                  SB-2 Registration Filing

Dear Prime Resource Board of Directors:

         Our office has been asked by Mr. Terry Deru, your President, to prepare for the Board of Directors an opinion on the legality of the proposed Sixth Amended Registration to be filed with the Securities and Exchange Commission on Form SB-2. In response to that request, it is the opinion of our office that Prime Resource, Inc. is a Utah corporation in good standing and is fully capable of completing and filing a Registration Statement on Form SB-2 with the Securities Exchange Commission and otherwise registering such offering in various jurisdictions where the offering may be sold. It is also the opinion of the undersigned under Utah statutory and case law that all shares of Prime will, when sold, be legally issued, fully paid and non-assessable.

         It is further understood and agreed between the undersigned and the Company that this letter will be required to be filed as a Exhibit to the Registration Statement. If you have any questions regarding this opinion, please contact the undersigned at your earliest convenience.

                                          Sincerely,

                                          /s/ Julian D. Jensen
                                          ---------------------------
                                          Julian D. Jensen
                                          Attorney at Law

JDJ/jp